Exhibit 1

Sales of Acadia Realty Trust (AKR) by Yale University on 3/10/2006:
Number of Common Shares of
Beneficial Interest Sold     Price Per Share
 3,049       22.69
 2,956       22.70
 370       22.71
 739       22.72
 370       22.74
 6,005       22.75
 1,386       22.76
 2,864       22.77
 1,386       22.78
 4,434       22.79
 11,177       22.80
 1,016       22.81
 831       22.83
 92       22.84
 185       22.85
 185       22.86
 1,200       22.89
 1,293       22.90
 4,250       22.91
 1,293       22.92
 554       22.93
 370       22.94
 185       22.96

Total: 46,190 shares sold

Sales of Acadia Realty Trust (AKR) by The Yale University Retirement Plan for Staff
Employees ("YURPSE") on 3/10/2006
Number of Common Shares of
Beneficial Interest Sold     Price Per Share
 251       22.69
 244       22.70
 30       22.71
 61       22.72
 30       22.74
 495       22.75
 114       22.76
 236       22.77
 114       22.78
 366       22.79
 923       22.80
 84       22.81
 69       22.83
 8       22.84
 15       22.85
 15       22.86
 100       22.89
 107       22.90
 350       22.91
 107       22.92
 46       22.93
 30       22.94
 15       22.96

Total: 3,810 shares sold

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